UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 28, 2021	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in more detail under Item 5.07 of this Form 8-K, at the Fiscal 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Comtech Telecommunications Corp. (the “Company”), stockholders approved two amendments (the “Amendments”) to the Company’s Restated Certificate of Incorporation (the “Charter”): (i) to eliminate the supermajority voting requirement for amending or repealing Article V of the Charter, and (ii) to phase out the classified Board of Directors. The material terms of the Amendments are summarized under the headings “Proposal No. 4a” and “Proposal No. 4b” in the Company’s definitive proxy statement on Schedule 14A, initially filed with the Securities and Exchange Commission on November 12, 2021 (the “Definitive Proxy Statement”).

The Amendments became effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware on December 28, 2021. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) On December 28, 2021, the Company reconvened its Annual Meeting that was convened and adjourned on December 17, 2021.

(b) At the Annual Meeting, the stockholders of the Company voted on the proposals set forth below, each of which is more fully described in the Definitive Proxy Statement for the Annual Meeting. Also set forth below are the voting results as provided by First Coast Results, Inc., the independent inspector of election for the Annual Meeting (the “Inspector of Election”). The results were consistent with the recommendations of the Company's Board of Directors in each case.

On October 19, 2021, the record date for the Annual Meeting (the “Record Date”), there were 30,428,557 votes underlying the issued and outstanding shares of common stock and Series A Convertible Preferred Stock. Present at the Annual Meeting in person or by proxy were holders of shares of common stock and Series A Convertible Preferred Stock representing an aggregate of 26,672,133 votes, or 87.7% of the voting power underlying the issued and outstanding shares entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum.

Proposal No. 1 - Election of Two Directors.
All nominees for election to the Board of Directors of the Company listed in the Definitive Proxy Statement for the Annual Meeting were elected as follows:

Nominee	For	Withhold
Judy Chambers	21,574,708 or 99.4%*	131,440
Lawrence J. Waldman	21,600,198 or 99.5%*	105,950
*Reflects percentage of total shares represented in person or by proxy that voted for directors.

Proposal No. 2 - Approval (On an Advisory Basis) of the Compensation of the Named Executive Officers.
The advisory vote on the compensation of Named Executive Officers of the Company was approved at the Annual Meeting by the following votes:

For	Against	Abstain
23,087,798 or 89.2%	2,803,648	780,677

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm.
The non-binding ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending July 31, 2022 was approved at the Annual Meeting by the following votes:

For	Against	Abstain
25,683,976 or 96.4%	952,576	35,581

Proposal No. 4a - Approval of an Amendment to the Company's Restated Certificate of Incorporation to Phase Out the Classified Board of Directors and Add Certain Changes.
The amendment to the Company's Restated Certificate of Incorporation to eliminate the classification of the Board of Directors and add certain changes was approved at the Annual Meeting by the following votes:

For	Against	Abstain
26,531,542 or 99.6%	102,296	38,293

Proposal No. 4b - Approval of an Amendment to the Company's Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for Amending or Repealing Article V of the Restated Certificate of Incorporation.
The amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article V was approved at the Annual Meeting by the following votes:

For	Against	Abstain
26,511,107 or 99.5%	125,187	35,836

(c) On December 16, 2021, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Outerbridge Partners, LP and certain of its affiliates, the terms of which are described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on December 21, 2021 (the “Cooperation Agreement Form 8-K”). The information required by Item 5.07(c) of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of the Cooperation Agreement Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Comtech Telecommunications Corp., effective December 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    December 30, 2021
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer